EXHIBIT 4.3

TRIANT TECHNOLOGIES INC.

SHAREHOLDER RIGHTS PLAN AGREEMENT

February 21, 2003

TABLE OF CONTENTS

1. INTERPRETATION	4
1.1 Certain Definitions	4
1.2 Currency	8
1.3 Descriptive Headings	8
1.4 References to Agreement	8
1.5 Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares	8
2. THE RIGHTS	9
2.1 Legend on Certificates	9
2.2 Execution, Authentication, Delivery and Dating of Rights Certificates	9
2.3 Registration, Transfer and Exchange	9
2.4 Mutilated, Destroyed, Lost and Stolen Rights Certificates	9
2.5 Persons Deemed Owners of Rights	10
2.6 Delivery and Cancellation of Certificates	10
2.7 Agreement of Rights Holders	10
2.8 Rights Certificate Holder Not Deemed a Shareholder	10
3. EXERCISE OF THE RIGHTS	11
3.1 Initial Exercise Price; Exercise of Rights; Detachment of Rights	11
3.2 Adjustments to Exercise Prices; Number of Rights	12
3.3 Date on Which Exercise is Effective	12
4. ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS	13
4.1 Flip-over Event	13
4.2 Flip-in Event	13
4.3 Obligations of the Company	14
4.4 Exchange Option	14
5. THE RIGHTTS AGENT	15
5.1 General	15
5.2 Merger or Amalgamation or Change of Name of Rights Agent	15
5.3 Duties of Rights Agent	16
5.4 Change of Rights Agent	16
6. MISCELLANEOUS	17
6.1 Redemption and Waiver	17
6.2 Expiration	17
6.3 Extension of Expiration Time	17
6.4 Issuance of New Rights Certificate	17
6.5 Fractional Rights and Fractional Shares	18
6.6 Supplements and Amendments	18
6.7 Rights of Action	18
6.8 Notice of Proposed Actions	18
6.9 Suspension of Time of Exercise	19
6.10 Non-Canadian Holders	19
6.11 Notices	19
6.12 Costs of Enforcement	19
6.13 Successors	19
6.14 Benefits of this Agreement	19
6.15 Governing Law	19
6.16 Counterparts	19
6.17 Severability	19
6.18 Effective Date	20
6.19 Determinations and Actions by the Board of Directors	20
6.20 Successor Companies	20
6.21 Time of the Essence	20

SHAREHOLDER RIGHTS PLAN AGREEMENT

THIS AGREEMENT made as of the 21st day of February, 2003.

BETWEEN:

TRIANT TECHNOLOGIES INC. a corporation existing under the laws of the Province of British Columbia

(hereinafter called the “Company”),

OF THE FIRST PART

AND:

COMPUTERSHARE INVESTOR SERVICES INC., a trust company incorporated under the laws of Canada and authorized to carry on business in all provinces of Canada, as rights agent

(hereinafter called the “Rights Agent”),

OF THE SECOND PART

WHEREAS:

A.

In order to maximize shareholder value the Board of Directors of the Company has determined that it is advisable for the Company to adopt a shareholder protection rights plan (the “Rights Plan”) to protect the Company and its shareholders from unfair, abusive or coercive acquisition tactics;

B.

In order to implement the Rights Plan the Board of Directors of the Company has:

1.

authorized the issuance, effective 5:00 p.m. (Vancouver time) on February 21, 2003, of one right (a “Right”) in respect of each Common Share (as hereinafter defined) of the Company in each case outstanding at 5:00 p.m. (Vancouver time) on February 21, 2003 (the “Record Time”), and

2.

authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

C.

Each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Company (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

D.

The Company desires to appoint the Rights Agent to act on behalf of the Company and holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein, the parties hereby agree as follows:

1.

INTERPRETATION

1.1

Certain Definitions

For the purposes of this Agreement, the following terms have the meanings indicated:

(a)

“Acquiring Person” shall mean, subject to section , any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Company; provided, however, that the term “Acquiring Person” shall not include the following:

(i)

the Company or any Subsidiary of the Company or any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees, in each case of the Company or any Subsidiary of the Company, or any Person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan or trust;

(ii)

any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Company as a result of any one or a combination of:

(A)

an acquisition or redemption by the Company or a Subsidiary of the Company of Voting Shares of the Company which, by reducing the number of Voting Shares of the Company outstanding, increases the percentage of outstanding Voting Shares of the Company Beneficially Owned by such Person to 20% or more,

(B)

Permitted Bid Acquisitions,

(C)

Exempt Acquisitions,

(D)

Convertible Security Acquisitions, or

(E)

Pro Rata Acquisitions;

provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares of the Company then outstanding by reason of any one or a combination of share acquisitions or redemptions by the Company or a Subsidiary of the Company, Permitted Bid Acquisitions, Exempt Acquisitions, Convertible Security Acquisitions or Pro Rata Acquisitions and, after such share acquisitions or redemptions by the Company or a Subsidiary of the Company, Permitted Bid Acquisitions, Exempt Acquisitions, Convertible Security Acquisitions or Pro Rata Acquisitions, such Person, while such Person is the Beneficial Owner of 20% or more of the Voting Shares of the Company then outstanding, becomes the Beneficial Owner of more than an additional 1% of the number of outstanding Voting Shares of the Company other than pursuant to any one or a combination of Permitted Bid Acquisitions, Exempt Acquisitions, Convertible Security Acquisitions or Pro Rata Acquisitions, then as of the date such Person becomes the Beneficial Owner of such additional outstanding Voting Shares, such Person shall become an “Acquiring Person”;

(iii)

for a period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Company as a result of such Person becoming disqualified from relying on section  hereof solely because such Person has made or proposes to make a Take-over Bid in respect of securities of the Company alone or by acting jointly or in concert with any other Person (the first date of public announcement by such Person or the Company of the intent of such Person to commence such a Takeover Bid being herein referred to as the “Disqualification Date”);

(iv)

an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a bona fide distribution to the public of securities; or

(v)

any Person who is the Beneficial Owner of 20% or more of the Voting Shares at the date of this Agreement, except that if such Person’s Beneficial Ownership of Voting Shares thereafter increases by more than 1% of the number of outstanding Voting Shares other than by reason of the operation of one or any combination of sections , , ,  or  above, then, as of the date of any such acquisition, such Person shall become an “Acquiring Person”;

(b)

“Affiliate” used to indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such a specified Person;

(c)

“Associate” means, when used to indicate a relationship with a specified Person:

(i)

a spouse of that Person or any Person of the same or opposite sex with whom that Person is living in a conjugal relationship outside marriage or a child of that Person, and

(ii)

a relative of that Person or of a Person mentioned in section  if that relative has the same residence as that Person;

(d)

Subject to section , a Person shall be deemed the “Beneficial Owner” of, and to have “Beneficial Ownership” of, and to “Beneficially Own”:

(i)

any securities of which such Person is the owner at law or in equity,

(ii)

any securities as to which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly:

(A)

the right to acquire (whether such right is exercisable immediately or after the lapse or passage of time or upon the occurrence of a contingency or otherwise) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities and other than pledges of securities in the ordinary course of business) or upon the exercise of any conversion right, exchange right, share purchase right (other than a Right), warrant or option, or otherwise, or

(B)

the right to vote (whether such right is exercisable immediately or after the lapse or passage of time or upon the occurrence of a contingency or otherwise) pursuant to any agreement, arrangement or understanding, or otherwise, and

(iii)

any securities that are Beneficially Owned, directly or indirectly, within the meaning of the foregoing provisions of this section  by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with respect to or for the purpose of acquiring, holding, voting or disposing of any Voting Shares of the Company (other than customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities) or acquiring, holding or disposing of property or assets of the Company or any Subsidiary of the Company that represent a significant portion of the properties and assets of the Company on a consolidated basis;

provided, however, that a Person shall not be deemed the Beneficial Owner of, or to have Beneficial Ownership of, or to Beneficially Own, any security:

(iv)

solely because such security has been deposited or tendered pursuant to any Take-over Bid made by such Person or made by any of such Person’s Affiliates or Associates until such deposited security has been taken up or paid for, whichever shall occur first,

(v)

solely because such Person or any of such Person’s Affiliates or Associates has or shares the right to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Securities Act (British Columbia),

(vi)

solely because such Person or any of such Person’s Affiliates or Associates has or shares the power to vote or direct the voting of such security in connection with or in order to participate in a public proxy solicitation, made or to be made pursuant to and in accordance with the applicable rules and regulations referred to in section  above, or

(vii)

solely because such Person holds or exercises voting or dispositive power over such security; provided that:

(A)

a substantial portion of the ordinary business of such Person (the “Investment Manager”) is the management of investment funds for others and such voting or dispositive power over such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager’s duties for the fully managed account of any other Person who is not an Associate or Affiliate of the Investment Manager; or

(B)

such Person (the “Trust Company”) is licensed to carry on the business of a trust company under the laws of Canada or any province thereof and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons and holds such voting or dispositive power over such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person, where such estate or any beneficiary thereof is not an Associate or Affiliate of the Trust Company;

and provided, in either such case, that:

(C)

the Voting Shares of the Company Beneficially Owned by the Investment Manager or the Trust Company, as the case may be, other than those in respect of which the exemption in this section  applies, do not exceed 5% of the outstanding Voting Shares of the Company, and

(D)

the Investment Manager or the Trust Company, as the case may be, has not made and does not propose to make a Take-over Bid alone or by acting jointly or in concert with any other Person;

(e)

“Board of Directors” shall mean the board of directors of the Company or, if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Company;

(f)

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Vancouver are authorized or obligated by law to close;

(g)

“close of business” on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the offices of the transfer agent for the Common Shares (or, after the Separation Time, the offices of the Rights Agent) are closed to the public in the city in which such transfer agent or Rights Agent has an office for the purposes of this Agreement;

(h)

“Common Share”, when used with reference to the Company, shall mean a common share in the capital of the Company and any other share of the Company into which such share may be subdivided, consolidated, reclassified or changed, and when used with reference to any Person other than the Company, shall mean the class or classes of shares (or similar equity interest) with the greatest per share (or similar interest) voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person;

(i)

“Competing Permitted Bid” means a Take-over Bid made while another Permitted Bid is in existence and that satisfies all of the provisions of a Permitted Bid except that the condition set forth in section  may provide that the Voting Shares that are the subject of the Take-over Bid may be taken up or paid for on a date which is not earlier than the later of (i) 35 days after the date of the Take-over Bid, and (ii) the earliest date on which Voting Shares may be taken up and paid for under any other Permitted Bid or Competing Permitted Bid that is then in existence for the Voting Shares;

(j)

A corporation is “controlled” by another Person or two or more Persons if:

(i)

securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person or Persons, and

(ii)

the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of the corporation;

and “controls”, “controlling” and “under common control with” shall be interpreted accordingly;

(k)

“Convertible Securities” means at any time any right (contractual or otherwise and regardless of whether such right constitutes a security) to acquire Voting Shares from the Company and any securities issued by the Company from time to time (other than the Rights) carrying any exercise, conversion or exchange right which is then exercisable pursuant to which the holder thereof may acquire Voting Shares or other securities which are convertible into or exercisable or exchangeable for Common Shares (whether or not on condition or the happening of any contingency) including, at the relevant time of determination, any outstanding options for the purchase of Common Shares issued under the Company’s stock option programs which are then exercisable;

(l)

“Convertible Security Acquisitions” shall mean the exercise of Convertible Securities received by such Person pursuant to a Permitted Bid Acquisition, Exempt Acquisition or a Pro Rata Acquisition;

(m)

“dividend paid in the ordinary course” shall mean a cash dividend paid at regular intervals in any fiscal year of the Company to the extent that such cash dividend does not exceed, in the aggregate, the greatest of:

(i)

200% of the aggregate amount of cash dividends declared payable by the Company on its Common Shares in its immediately preceding fiscal year,

(ii)

300% of the arithmetic average of the aggregate amounts of cash dividends declared payable by the Company on its Common Shares in its three immediately preceding fiscal years, and

(iii)

100% of the aggregate consolidated net income of the Company, before extraordinary items, for its immediately preceding fiscal year;

(n)

“Exempt Acquisitions” shall mean acquisitions of Voting Shares:

(i)

in respect of which the Board of Directors has waived the application of section  pursuant to sections  or , or

(ii)

which were made on or prior to the date of this Agreement, or

(iii)

which were made pursuant to dividend reinvestment plan of the Company, or

(iv)

pursuant to the receipt and exercise of rights issued by the Company to all the holders of the Voting Shares to subscribe for or purchase Voting Shares or Convertible Securities, provided that such rights are acquired directly from the Company and not from any other person, or

(v)

pursuant to a distribution by the Company of Voting Shares or Convertible Securities made pursuant to a prospectus or by way of a private placement by the Company, provided that the Person does not thereby acquire a greater percentage of such Voting Shares or Convertible Securities so distributed than the Person’s percentage of Voting Shares Beneficially Owned immediately prior to such acquisition;

(o)

“Exercise Price” shall mean, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of such Right.  Until adjustment thereof in accordance with the terms hereof, the Exercise Price for each Right shall be Cdn.$100.

(p)

“Expiration Time” shall mean the earlier of:

(i)

the Termination Time, and

(ii)

the close of business on the fifth anniversary of the date hereof, unless extended to, firstly, the 10th anniversary of the date hereof pursuant to section  hereof or to, secondly, the 15th anniversary of the date hereof pursuant to section  hereof;

(q)

“Flip-in Event” shall mean a transaction in or pursuant to which any Person shall become an Acquiring Person; provided, however, that the term “Flip-in Event” shall not include any transaction or event that constitutes a Flip-over Event;

(r)

“Flip-over Entity” shall have the meaning attributed thereto in section ;

(s)

“Flip-over Event” shall mean:

(i)

a transaction or series of transactions in or pursuant to which, directly or indirectly, the Company shall merge with, amalgamate with or enter into a statutory arrangement with, any other Person (other than a wholly-owned Subsidiary of the Company), or any other Person (other than a wholly-owned Subsidiary of the Company) shall merge with, amalgamate with or enter into a statutory arrangement with, the Company, and, in connection therewith, all or part of the outstanding Voting Shares of the Company shall be changed in any way, reclassified or converted into or exchanged for shares or other securities of the Company or of any other Person or cash or any other property, or

(ii)

a transaction or series of transactions in which, directly or indirectly, the Company shall sell or otherwise transfer (including by way of a leasehold interest) (or one or more of its Subsidiaries shall sell or otherwise transfer) property or assets that, in the reasonable opinion of the Board of Directors:

(A)

aggregate more than 50% of the property or assets (measured by either book value or fair market value, or

(B)

generated during the Company’s last completed fiscal year, or may reasonably be expected to generate in the Company’s then current fiscal year, more than 50% of the operating income or cash flow,

of the Company and its Subsidiaries (taken as a whole), to any other Person or Persons (other than the Company or one or more of its wholly-owned Subsidiaries);

(t)

“Independent Shareholders” shall mean holders of Voting Shares of the Company, other than:

(i)

any Acquiring Person,

(ii)

any Offeror,

(iii)

any Associate or Affiliate of any Acquiring Person or Offeror,

(iv)

any Person acting jointly or in concert with any Acquiring Person or Offeror, or with any Associate or Affiliate of any Acquiring Person or Offeror, and

(v)

any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees of the Company unless the employee directs the manner in which the Voting Shares are to be voted or directs whether the Voting Shares be tendered to a Take-over Bid;

(u)

“Market Price” per share of any securities on any date of determination shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in section  shall have caused the closing price in respect of any Trading Day used to determine the Market Price not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in section  in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day.  The closing price per share of any securities on any date shall be one of the following (in descending order of application):

(i)

the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices, for each share of such securities as reported by the principal stock exchange in Canada on which such securities are listed and posted for trading;

(ii)

if for any reason none of such prices is available on that date or the securities are not listed and posted for trading on any stock exchange in Canada, the last sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each of such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange in the United States on which such securities are listed or admitted to trading, if applicable;

(iii)

if for any reason none of such prices is available on such day or the securities are not listed and posted for trading on a stock exchange in Canada or a national securities exchange in the United States, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as quoted by any reporting system then in use (as determined by the Board of Directors); or

(iv)

if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors;

provided, however, that if on any such date the securities are not traded on any exchange or in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by the Board of Directors, after consultation with a nationally or internationally recognized investment dealer or investment banker with respect to the fair value per share of such securities;

(v)

“Offer to Acquire” shall include:

(i)

an offer to purchase, or a solicitation of an offer to sell, and

(ii)

an acceptance of an offer to sell, whether or not such offer to sell has been solicited,

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an offer to acquire to the Person that made the offer to sell;

(w)

“Offeror” shall mean a Person who has announced an intention to make or who has made a Take-over Bid;

(x)

“Offeror’s Securities” shall mean outstanding Voting Shares of the Company Beneficially Owned by any Offeror;

(y)

“Permitted Bid” means a Take-over Bid made by an Offeror which is made by way of a take-over bid circular in compliance with all applicable laws (including the securities laws of all relevant jurisdictions) and which also complies with the following additional provisions:

(i)

the Take-over Bid is made to all holders (other than the Offeror) of Voting Shares of the Company wherever resident or registered on the books of the Company for all Voting Shares held on identical terms;

(ii)

the Take-over Bid is made on terms and conditions that comply with all laws, regulations, rules, policy statements, cabinet directions or conditions of licence or franchise relating to a change of ownership or effective control of the Company or any Subsidiary of the Company or any undertaking carried on by the Company or any Subsidiary of the Company, and all other applicable laws, and that do not and will not, upon the consummation of the bid, result in the Company or any Subsidiary of the Company being in default under, or in contravention of, any such laws, regulations, rules, policy statements, cabinet directions, conditions of licence or franchise or any other applicable laws;

(iii)

the Take-over Bid contains, and the take-up and payment for securities tendered or deposited are subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken up and paid for by the Offeror (A) before the close of business on a date that is not less than 60 days following the date on which the takeover bid circular relating to such Take-over Bid is sent to the shareholders of the Company and (B) unless on that date more than 50% of the Voting Shares held by Independent Shareholders have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

(iv)

the Take-over Bid contains an irrevocable and unqualified provision that Voting Shares may be deposited pursuant to such Take-over Bid (unless it is withdrawn) at any time during the period of time described in section  and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

(v)

the Take-over Bid contains an irrevocable and unqualified provision that in the event that the deposit condition set forth in section  is satisfied the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement;

(z)

“Permitted Bid Acquisitions” shall mean acquisitions of Voting Shares pursuant to a Permitted Bid or a Competing Permitted Bid;

(aa)

“Person” shall include any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, group, body corporate, corporation, unincorporated organization, syndicate or other entity;

(bb)

“Pro Rata Acquisitions” shall mean acquisitions of Voting Shares of the Company as a result of a stock dividend, a stock split or other event pursuant to which a Person receives or acquires Voting Shares of the Company on the same pro rata basis as all other holders of Voting Shares of the Company, or pursuant to any regular dividend reinvestment plan or other plan made available by the Company to holders of all of its Common Shares (whether or not also made available to holders of other Voting Shares of the Company), which plan permits the holder to direct that dividends paid in respect of such Voting Shares of the Company be applied to the purchase from the Company of further securities of the Company;

(cc)

“Record Time” shall mean 5:00 p.m. (Vancouver time) on February 21, 2003;

(dd)

“Right” shall have the meaning ascribed thereto in the recitals hereto;

(ee)

“Rights Certificate” shall mean a certificate representing Rights after the Separation Time, which shall be substantially in the form attached hereto as Exhibit A;

(ff)

“Separation Time” shall mean, subject to section , the close of business on the eighth Trading Day after the earlier of:

(i)

the Stock Acquisition Date; and

(ii)

the date of the commencement of, or first public announcement (provided such announcement is made after the Record Time) of the intent of any Person (other than the Company or any Subsidiary of the Company) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid), or such later time as may be determined by the Board of Directors;

provided that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further that, if any Take-over Bid referred to in section  above expires, or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this section , never to have been made;

(gg)

“Shares” shall mean shares in the capital of the Company;

(hh)

“Stock Acquisition Date” shall mean the date of the first public announcement by the Company or an Acquiring Person of facts indicating that a Person has become an Acquiring Person;

(ii)

A corporation is a “Subsidiary” of another corporation if:

(i)

it is controlled by:

(A)

that other, or

(B)

that other and one or more corporations each of which is controlled by that other, or

(C)

two or more corporations each of which is controlled by that other, or

(ii)

it is a Subsidiary of a corporation that is that other’s Subsidiary;

(jj)

“Take-over Bid” shall mean an Offer to Acquire Voting Shares or securities convertible into Voting Shares if, assuming that the Voting Shares or convertible securities subject to the Offer to Acquire are acquired at the date of such Offer to Acquire by the Voting Shares Beneficially owned by the Person making such Offer to Acquire, such Voting Shares (including Voting Shares that may be acquired upon conversion of securities convertible into Voting Shares) together with the Voting Shares Beneficially Owned by the Person making the Offer to Acquire would constitute in the aggregate 20% or more of the Voting Shares of the Company then outstanding;

(kk)

“Termination Time” shall mean the time at which the right to exercise Rights shall terminate pursuant to section  or section ;

(ll)

“Trading Day”, when used with respect to any securities, shall mean a day on which the principal Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian securities exchange, a Business Day; and

(mm)

“Voting Share”, when used with reference to the Company, shall mean any share in the capital of the Company to which is attached a right to vote for the election of all directors, generally, and when used with reference to any Person other than the Company, shall mean a Common Share of such Person and any other share of capital stock or voting interests of such Person entitled to vote generally in the election of all directors.

1.2

Currency

All sums of money that are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3

Descriptive Headings

Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

1.4

References to Agreement

References to “this Agreement”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Agreement and not to any particular section, subdivision or other portion hereof and include any and every instrument attached hereto or supplemental or ancillary hereto.

1.5

Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares

(a)

For the purposes of this Agreement, in determining the percentage of the outstanding Voting Shares of the Company with respect to which a Person is or is deemed to be the Beneficial Owner, all Voting Shares of the Company as to which such Person is deemed the Beneficial Owner shall be deemed to be outstanding.

(b)

the percentage of outstanding Voting Shares Beneficially Owned by any Person shall, for the purposes of this Agreement, be and be deemed to be the product determined by the formula:

100  X  A

             B

where:

A =

the number of votes for the election of all directors generally attaching to the outstanding Voting Shares Beneficially Owned by such Person; and

B =

the number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

(c)

The percentage of outstanding Voting Shares represented by any particular group of Shares acquired or held by any Person shall be determined in like manner.

2.

THE RIGHTS

2.1

Legend on Certificates

(a)

Certificates for Common Shares issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence, in addition to the Common Shares, one Right for each Common Share evidenced thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of the 21st day of February, 2003, as may be supplemented and amended (the “Rights Agreement”), between Triant Technologies Inc. (the “Company”) and Computershare Investor Services Inc., as rights agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights may be terminated, may expire, may become null and void or may be evidenced by separate certificates and may no longer be evidenced by this certificate.  The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.

(b)

Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and the Expiration Time.

2.2

Execution, Authentication, Delivery and Dating of Rights Certificates

(a)

The Rights Certificates shall be executed on behalf of the Company by any of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer or any Vice-President (including any Senior Vice-President), together with any other of such persons or together with any one of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, under the corporate seal of the Company, which shall be reproduced thereon.  The signature of any of the officers of the Company on the Rights Certificates may be manual or facsimile.  Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b)

Promptly after the Company learns of the Separation Time, the Company will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to section .  No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)

Each Rights Certificate shall be dated the date of the countersignature thereof.

2.3

Registration, Transfer and Exchange

(a)

The Company will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights.  The Rights Agent is hereby appointed the “Rights Registrar” for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights as herein provided.  In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.  After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of section , the Company will execute, and the Rights Agent will manually countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(b)

All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c)

Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing.  As a condition to the issuance of any new Rights Certificate under this section , the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) in connection therewith.

2.4

Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)

If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Company shall execute and the Rights Agent shall manually countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as the Rights Certificate so surrendered.

(b)

If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time:

(i)

evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate, and

(ii)

such security or indemnity as may be required by them to save each of them and any of their agents harmless,

then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)

As a condition to the issuance of any new Rights Certificate under this section , the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) in connection therewith.

(d)

Every new Rights Certificate issued pursuant to this section  in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued by the Company.

2.5

Persons Deemed Owners of Rights

The Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, the associated Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever.  As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Shares).

2.6

Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent.  The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent.  No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this section , except as expressly permitted by this Agreement.  The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.

2.7

Agreement of Rights Holders

Every holder of Rights, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of Rights on the following:

(a)

to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of the Rights held;

(b)

that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the Share representing such Right;

(c)

that after the Separation Time, the Rights Certificates will be transferable only upon registration of the transfer on the Rights Register as provided herein;

(d)

that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Share certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

(e)

that such holder of Rights has waived the holder’s right to receive any fractional Rights or any fractional Shares upon exercise of a Right (except as provided herein); and

(f)

that without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to and as provided herein.

2.8

Rights Certificate Holder Not Deemed a Shareholder

No holder, as such, of any Right or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Share that may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a shareholder of the Company or any right to vote at any meeting of shareholders of the Company whether for the election of directors or otherwise or upon any matter submitted to holders of any Shares at any meeting thereof, or to give or withhold consent to any action of the Company, or to receive notice of any meeting or other action affecting any shareholder of the Company except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by any Rights Certificate shall have been duly exercised in accordance with the terms and provisions hereof.

3.

EXERCISE OF THE RIGHTS

3.1

Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)

Subject to adjustment as herein set forth, from and after the Separation Time and prior to the Expiration Time, each Right will entitle the holder thereof to purchase one Common Share for the Exercise Price (which Exercise Price and number of Shares are subject to adjustment as set forth below).

(b)

Until the Separation Time:

(i)

the Rights shall not be exercisable and no Right may be exercised, and

(ii)

for administrative purposes, each Right will be evidenced by the certificate for the associated Share registered in the name of the holder thereof (which certificates shall also be deemed to be Rights Certificates) and will be transferable only together with, and will be transferred by a transfer of, such associated Share.

(c)

From and after the Separation Time and prior to the Expiration Time:

(i)

the Rights shall be exercisable, and

(ii)

the registration and transfer of the Rights shall be separate from and independent of Shares.

Promptly following the Separation Time, the Rights Agent will mail the following to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and other than, in respect of any Rights Beneficially Owned by such Acquiring Person that are not held of record by such Acquiring Person, the holder of Record of such Rights (a “Nominee”), at such holder’s address as shown by the records of the Company (and the Company hereby agrees to furnish copies of such records to the Rights Agent for this purpose):

(iii)

Rights Certificates representing the number of Rights held by such holder at the Separation Time in substantially the form of Exhibit A hereto, appropriately completed and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(iv)

a disclosure statement describing the Rights;

provided that a Nominee shall be sent the materials provided for in sections  and  only in respect of all Common Shares held of record by it that are not Beneficially Owned by an Acquiring Person.

(d)

Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights together with the following:

(i)

an election to exercise such Rights (an “Election to Exercise”) substantially in the form attached to the Rights Certificate duly completed and executed by the holder or the holder’s executors or administrators or other personal representatives or the holder’s or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(ii)

payment in cash, or by certified cheque, banker’s draft or money order payable to the order of the Company, of a sum equal to the applicable Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for the relevant Shares in a name other than that of the holder of the Rights being exercised.

(e)

Upon receipt of the Rights Certificate that is accompanied by:

(i)

a completed Election to Exercise that does not indicate that such Right is null and void as provided by section , and

(ii)

payment as set forth in section ,

the Rights Agent (unless otherwise instructed by the Company) will thereupon promptly:

(iii)

requisition from the transfer agent for the relevant Shares, certificates representing the number of such Shares to be purchased (the Company hereby irrevocably authorizing its transfer agent to comply with all such requisitions),

(iv)

when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuing fractional Shares,

(v)

after receipt of such certificate, deliver the same to or to the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and

(vi)

when appropriate, after receipt, deliver such cash to or to the order of the registered holder of the Rights Certificate.

(f)

In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)

The Company covenants and agrees that it will do the following:

(i)

take all such action as may be necessary and within its power to ensure that all Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates representing such Shares (subject to payment of the Exercise Price), be duly and validly authorized, issued and delivered as fully paid and non-assessable;

(ii)

take all such action as may be necessary and within its power to comply with any applicable requirements of the Company Act (British Columbia) and the Securities Acts or comparable legislation of each province of Canada and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Shares upon exercise of Rights;

(iii)

use reasonable efforts to cause all Shares issued upon exercise of Rights to be listed on the principal exchanges on which the Shares of such class or series were traded prior to the Stock Acquisition Date;

(iv)

cause to be reserved and kept available out of its authorized and unissued Shares, the number of Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights; and

(v)

pay when due and payable any and all federal and provincial transfer taxes (for greater certainty, not including any income taxes of the holder or exercising holder or any liability of the Company to withhold tax) that may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Company shall not be required to pay any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Shares in a name other than that of the holder of the Rights being transferred or exercised.

3.2

Adjustments to Exercise Prices; Number of Rights

The Exercise Price, the number and kind of Shares subject to purchase upon the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this section .

(a)

In the event the Company shall at any time after the Record Time and prior to the Expiration Time:

(i)

declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any optional stock dividend program,

(ii)

subdivide or change the outstanding Common Shares into a greater number of Shares,

(iii)

combine or change the outstanding Common Shares into a smaller number of Shares, or

(iv)

issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of or in exchange for existing Common Shares, except as otherwise provided in this section , the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or other change, and the number and kind of Shares or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the applicable Exercise Price then in effect, the aggregate number and kind of Shares or other securities, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Share transfer books of the Company were open, the holder would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.  If an event occurs that would require an adjustment under both this section  and section , the adjustment provided for in this section  shall be in addition to, and shall be made prior to, any adjustment required pursuant to section .

(b)

In case the Company shall at any time after the Record Time and prior to the Expiration Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares (or shares having the same rights, privileges and preferences as Common Shares (“equivalent common shares”)) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or per equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the Market Price per Common Share on such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction:

(i)

the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price per Common Share; and

(ii)

the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).

In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.  Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

(c)

In case the Company shall at any time after the Record Time and prior to the Expiration Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a dividend paid in the ordinary course or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), assets or subscription rights or warrants (excluding those referred to in section ), the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction:

(i)

the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a Common Share; and

(ii)

the denominator of which shall be such Market Price per Common Share.

Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price in respect of the Rights that would have been in effect if such record date had not been fixed.

(d)

Notwithstanding anything herein to the contrary, no adjustment in an Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments that by reason of this section  are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this section  shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or other Share, as the case may be.  Notwithstanding the first sentence of this section , any adjustment required by this section  shall be made no later than the earlier of:

(i)

three years from the date of the transaction that mandates such adjustment, and

(ii)

the Termination Date.

(e)

If, as a result of an adjustment made pursuant to section  or , the holder of any Right thereafter exercised shall become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as is practicable to the provisions with respect to the Common Shares contained in sections , , , , , , ,  and , and the provisions of this Agreement with respect to the Common Shares and shall apply on like terms to any such other shares.

(f)

All Rights originally issued by the Company subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the respective number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(g)

Unless the Company shall have exercised its election as provided in section , upon each adjustment of an Exercise Price as a result of the calculations made in sections  and , each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth), obtained by:

(i)

multiplying:

(A)

the number of such Shares covered by a Right immediately prior to this adjustment, by

(B)

the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price, and

(ii)

dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

(h)

The Company may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Shares purchasable upon the exercise of a Right.  Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number and kind of Shares for which such a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this section , the Company shall, as promptly as is practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to section , the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Company, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

(i)

Irrespective of any adjustment or change in an Exercise Price or the number of Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the relevant Exercise Price per Share and the number of Shares that were expressed in the initial Rights Certificates issued hereunder.

(j)

In any case in which this section  shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of Shares and other securities of the Company, if any, issuable upon such exercise over and above the number of Shares and other securities of the Company, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(k)

Notwithstanding anything in this section  to the contrary, the Company shall be entitled to make such reductions in each Exercise Price, in addition to those adjustments expressly required by this section , as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any:

(i)

consolidation or subdivision of Shares;

(ii)

issuance wholly for cash of any Shares at less than the applicable Market Price;

(iii)

issuance wholly for cash of any Common Shares or securities that by their terms are convertible into or exchangeable for Shares;

(iv)

stock dividends; or

(v)

issuance of rights, options or warrants referred to in this section , hereafter made by the Company to holders of its Shares,

shall not be taxable to such shareholders.

(l)

The Company covenants and agrees that, after the Separation Time, it will not, except as permitted by section  or section , take (or permit any Subsidiary of the Company to take) any action, if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

3.3

Date on Which Exercise is Effective

Each Person in whose name any certificate for Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the relevant Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the relevant Share transfer books of the Company are closed, such Person shall be deemed to have become the holder of record of such Shares on, and such certificate shall be dated, the next succeeding Business Day on which the relevant Share transfer books of the Company are open.

4.

ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

4.1

Flip-over Event

(a)

Subject to sections  and  and section , in the event that prior to the Expiration Time the Company enters into, consummates or permits or suffers to occur any Flip-over Event, the Company shall take such action as shall be necessary to ensure that:

(i)

each Right shall, from and after the date upon which any Flip-over Event shall become effective, constitute the right to purchase from such Person into which or with which the Company shall be consolidated, merged or amalgamated or with which the Company shall enter into a statutory arrangement or to which the Company shall sell assets (such Person being herein referred to as the “Flip-over Entity”), upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Event equal to twice the applicable Exercise Price for an amount in cash equal to the applicable Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustments to the Rights provided for in section  in the event that after such date of consummation or occurrence an event analogous to any of the events described in section  shall have occurred with respect to such Common Shares), and

(ii)

the Flip-over Entity shall be subject to all of the obligations, liabilities and duties of the Company pursuant to this Agreement.

(b)

The Company shall not enter into, consummate or permit or suffer to occur any Flip-over Event unless and until it shall have entered into an agreement with the Flip-over Entity supplemental to this Agreement pursuant to which the Flip-over Entity shall covenant and agree, for the benefit of the holders from time to time of the Rights, to the matters contemplated by section  of this Agreement.

(c)

The Company shall do all such acts and things and shall ensure that the Flip-over Entity does all such acts and things as shall be necessary to ensure compliance with the provisions of section  of this Agreement.

4.2

Flip-in Event

(a)

Subject to section , section , sections  and , in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective on and after the Stock Acquisition Date, the right to purchase from the Company, upon payment of the relevant Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the relevant Exercise Price for an amount in cash equal to the relevant Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustments provided for in section  upon each occurrence after the Stock Acquisition Date of any event analogous to any of the events described in section ).

(b)

Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are Beneficially Owned by:

(i)

an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), or

(ii)

a transferee or other successor in title directly or indirectly (a “Transferee”) of Rights held by an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) who becomes a Transferee concurrently with or subsequent to the Acquiring Person becoming an Acquiring Person, shall become null and void without any further action, and any holder of such Rights (including any Transferee) shall not have any right whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights whether under any provision of this Agreement or otherwise.

(c)

In the event that there shall not be sufficient Shares authorized for issuance to permit the exercise in full of the Rights in accordance with this section , the Company shall take all such action as may be necessary to cause additional Shares to be authorized for issuance upon the exercise of the Rights.

(d)

From and after the Separation Time, the Company shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this section , including without limitation, all such acts and things as may be required to satisfy the applicable requirements of the Company Act (British Columbia) and the Securities Acts or comparable legislation in each province of Canada in respect of the issue of Shares upon the exercise of Rights in accordance with this Agreement.

4.3

Obligations of the Company

The Company covenants and agrees that it shall not enter into or engage in any transaction of the kind referred to in section  if:

(a)

at the time of or immediately after such transaction there are any rights, options, warrants, securities or other instruments outstanding or any other arrangements, agreements or instruments in effect, which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by the Rights and this Agreement to the holders of Rights upon consummation of such transaction, or

(b)

prior to, simultaneously with or immediately after any transaction of the kind referred to in section , the shareholders or holders of rights or interests in or to any other Person shall have received a distribution of Rights previously owned by such other Person or any of its Affiliates or Associates.

The provisions of this section  shall apply to successive transactions of the kind referred to in section .

4.4

Exchange Option

(a)

In the event that the Board of Directors, acting in good faith, shall determine that conditions exist that would eliminate or otherwise materially diminish in any respect the benefits intended to be afforded to the holders of Rights pursuant to this Agreement, the Board of Directors may, at its option and without seeking the approval of holders of Shares or Rights, at any time after a Flip-in Event has occurred, authorize the Company to issue or deliver in respect of each Right that is not void pursuant to section , either:

(i)

in return for the applicable Exercise Price and the Right, debt or equity securities or assets (or a combination thereof) having a value equal to twice the applicable Exercise Price; or

(ii)

in return for the Right, subject to any amounts that may be required to be paid under applicable law, debt or equity securities or assets (or a combination thereof) having a value equal to the value of the Right, in full and final settlement of all rights attaching to the Rights, where in either case the value of such debt or equity securities or other assets (or a combination thereof) and, in the case of section , the value of the Right, shall be determined by the Board of Directors, which may rely upon the advice of a nationally or internationally recognized firm of investment dealers or investment bankers selected by the Board of Directors.

(b)

If the Board of Directors authorizes the exchange of debt or equity securities or assets for Rights pursuant to section , the right to exercise the Rights will terminate without any further action or notice and the only right thereafter of a holder of Rights shall be to receive the debt or equity securities or assets in accordance with the exchange formula authorized by the Board of Directors.  Within 10 Business Days after the Board of Directors has authorized the exchange of debt or equity securities or assets for Rights pursuant to section , the Company shall give notice of exchange to the holders of such Rights by mailing such notice to all such holders at their last addresses as they appear upon the register of Rights holders maintained by the Rights Agent.  Each such notice of exchange will state the method by which the exchange of debt or equity securities or assets for Rights will be effected.

(c)

Any issue of treasury securities of the Company (other than Common Shares or debt securities not convertible into equity securities) pursuant to this section  shall require the prior written consent of each stock exchange in which any securities of the Company are listed and posted for trading.

5.

THE RIGHTS AGENT

5.1

General

(a)

The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint one or more co-rights agents (“Co-Rights Agents”) as it may deem necessary or desirable.  In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and Co-Rights Agents shall be as the Company may determine.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements reasonably incurred in the execution and administration of this Agreement and the exercise and performance of its duties hereunder (including the reasonable fees and other disbursements of any expert retained by the Rights Agent with the approval of the Company, such approval not to be unreasonably withheld), which right to compensation or such other reimbursements will survive the termination of this Agreement or the resignation or removal of the Rights Agent to the extent amounts are then payable. The Company also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold them harmless against, any loss, liability, cost, claim, action, damage or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent or its directors, officers, employees and agents, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(b)

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Shares, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

5.2

Merger or Amalgamation or Change of Name of Rights Agent

(a)

Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of section  hereof.  In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned.  In case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)

In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned.  In case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

5.3

Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)

the Rights Agent may consult with legal counsel (who may be legal counsel for the Company) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion;

(b)

whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice-President and by the Treasurer or any Assistant-Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent.  Such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

(c)

the Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct;

(d)

the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only;

(e)

the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to section ) or any adjustment required under the provisions of section  or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by section  describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Shares to be issued pursuant to this Agreement or any Rights or as to whether any Shares will, when issued, be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

(f)

the Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

(g)

the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice-President or the Secretary or any Assistant-Secretary or the Treasurer or any Assistant-Treasurer of the Company, and to apply to such Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Person;

(h)

the Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Shares, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity; and

(i)

the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

5.4

Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days’ notice in writing (or such lesser notice as is acceptable to the Company) mailed to the Company and to each transfer agent of Shares by registered or certified mail, and to the holders of the Rights in accordance with section . The Company may remove the Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent and to each transfer agent of the Shares by registered or certified mail, and to the holders of the Rights in accordance with section . If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent.  If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Provinces of British Columbia and Ontario.  After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Shares, and mail a notice thereof in writing to the holders of the Rights.  Failure to give any notice provided for in this section , however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

6.

MISCELLANEOUS

6.1

Redemption and Waiver

(a)

The Board of Directors may, at its option, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment provided for in section , if an event of the type analogous to any of the events described in section  shall have occurred (such redemption price being herein referred to as the “Redemption Price”).  The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

(b)

The Board of Directors may, until the first to occur of a Flip-in Event or a Flip-over Event, upon written notice delivered to the Rights Agent, determine to waive the application of section  or  to any particular Flip-over Event or Flip-in Event.

(c)

Notwithstanding the provisions of section  hereof, the Board of Directors of the Company may waive the application of section  in respect of any Flip-in Event, provided that both of the following conditions are satisfied:

(i)

the Board of Directors has determined, within 14 days of the date on which the Board of Directors learns of such Flip-in Event, that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person; and

(ii)

such Person has, within 14 days after such determination or such earlier or later period as the Board of Directors may determine, reduced its Beneficial Ownership of Voting Shares such that at the time of the granting of a waiver pursuant to this section  such Person is no longer an Acquiring Person, and, in the event of any such waiver, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred and the Separation Time shall be deemed not to have occurred as a result of such Person having inadvertently become an Acquiring Person.

(d)

In the event that a Person makes a Permitted Bid that, within 120 days after the date of the Permitted Bid, has been accepted by the holders of not less than 90% of the then outstanding Common Shares, other than the Shares held at the date of the Permitted Bid by or on behalf of the Offeror or an Affiliate or Associate of the Offeror, then the Board of Directors shall, immediately upon the consummation of such acquisition, without further formality be deemed to have elected to redeem the Rights at the Redemption Price.

(e)

If the Board of Directors elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate, and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(f)

Within 10 days after the Board of Directors electing or having been deemed to have elected to redeem the Rights, the Company shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at such holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Transfer Agent for the Shares.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  The Company may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this section , and other than in connection with the purchase of Shares prior to the Separation Time.

6.2

Expiration

No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in section .

6.3

Extension of Expiration Time

At the first annual meeting of shareholders of the Company following the fourth anniversary of the date of this Agreement, provided that the Termination Time has not occurred prior to such time, the Board of Directors may submit a resolution to the holders of Voting Shares of the Company, for their consideration and, if thought advisable, approval, extending the Expiration Time for the Rights for a further five years to the 10th anniversary of the date hereof.  If a majority of the votes cast on such resolution are voted for such extension of the Expiration Time, then the Expiration Time shall be the earlier of (a) the Termination Time and (b) the close of business on the 10th anniversary of the date hereof. Further, if the Expiration Time is so extended, at the first annual meeting of shareholders of the Company following the ninth anniversary of the date of this Agreement, provided that the Termination Time has not occurred prior to such time, the Board of Directors may submit a resolution to the holders of Voting Shares of the Company, for their consideration and, if thought advisable, approval, extending the Expiration Time for the Rights for a further five years to the 15th anniversary of the date hereof.  If a majority of the votes cast on such resolution are voted for such further extension of the Expiration Time, then the Expiration Time shall be the earlier of (a) the Termination Time and (b) the close of business on the 15th anniversary of the date hereof.

6.4

Issuance of New Rights Certificate

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

6.5

Fractional Rights and Fractional Shares

(a)

The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Right would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right.

(b)

The Company shall not be required to issue fractions of Shares upon exercise of the Rights or to distribute certificates that evidence fractional Shares.  In lieu of issuing fractional Shares, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of a whole Share.

6.6

Supplements and Amendments

(a)

The Company may from time to time supplement or amend this Agreement without the approval of any holders of Shares or Rights:

(i)

to make any changes, which the Board of Directors acting in good faith may deem necessary or desirable, including to give effect to any reclassification of the Shares into other shares of the Company, provided that no such supplement or amendment made on or after the Stock Acquisition Date shall materially adversely affect the interests of the holders of Rights generally and provided further that no such supplement or amendment shall be made to the provisions of section  except with the written concurrence of the Rights Agent to such supplement or amendment, and

(ii)

in order to cure any ambiguity or to correct or supplement any provision contained herein that may be inconsistent with any other provisions herein or otherwise defective.

(b)

At any time, the Company may also, by resolution of the Board of Directors, amend this Agreement to maintain the validity of this Agreement as a result of any change in any applicable legislation or regulation thereunder.  Any amendments made by the Company to this Agreement pursuant to this section  shall:

(i)

if made before the Separation Time, be submitted to the shareholders of the Company at the next meeting of shareholders and the shareholders may, by the majority referred to in section  confirm or reject such amendment, and

(ii)

if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Company and the holders of Rights may, by resolution passed by the majority referred to in section  confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed.  If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights, as the case may be.

(c)

Prior to the Separation Time, the Company may, by resolution of the Board of Directors, and with the prior consent of the holders of Voting Shares obtained as set forth below, supplement or amend this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally).  Such consent is deemed to have been given if the supplement or amendment is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders represented in person or by proxy and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles of the Company.

(d)

After the Separation Time, the Company may, by resolution of the Board of Directors, and with the prior consent of the holders of Rights obtained as set forth below, supplement or amend this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally).  Such consent is deemed to have been given if provided by the holders of Rights at a special meeting (a “Rights Holders’ Special Meeting”), which Rights Holders’ Special Meeting is called and held in compliance with applicable laws and regulatory requirements and, to the extent possible, with the requirements in the articles of the Company applicable to meetings of holders of Voting Shares varied as the Company thinks appropriate.  Subject to compliance with any requirements imposed by the foregoing, consent is given if the proposed supplement or amendment is approved by the affirmative vote of a majority of the votes cast by holders of Rights (other than holders of Rights whose Rights have become void pursuant to section ), represented in person or by proxy at the Rights Holders’ Special Meeting.

(e)

Notwithstanding anything in this section  to the contrary, no such supplement or amendment shall be made to the provisions of section  except with the written concurrence of the Rights Agent to such supplement or amendment.

(f)

Any supplement to or amendment of this Agreement shall require the prior written consent of each stock exchange on which any securities of the Company are listed and posted for trading.

6.7

Rights of Action

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights, and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights in the manner provided in such holder’s Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against, actual or threatened violations of, the obligations of any Person subject to this Agreement.

6.8

Notice of Proposed Actions

In case the Company shall propose after the Separation Time and prior to the Expiration Time:

(a)

to effect or permit (in cases where the Company’s permission is required) any Flip-in Event or Flip-over Event, or

(b)

to effect the liquidation, dissolution or winding-up of the Company or the sale of all or substantially all of the Company’s assets,

then, in each such case, the Company shall give to each holder of a Right, in accordance with section , a notice of such proposed action, which shall specify the date on which such Flip-in Event or Flip-over Event, liquidation, dissolution or winding-up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of taking such proposed action.

6.9

Suspension of Time of Exercise

In the discretion of the Board of Directors the Company may temporarily suspend, for a period of time not to exceed 120 days after the Separation Time, the exercisability of the Rights in order to prepare and register or file such documents as may be necessary in order to comply with any laws or regulations.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended.

6.10

Non-Canadian Holders

If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Company with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure such compliance.  In no event has the Company or the Rights Agent an obligation to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada, in which jurisdiction such issue or delivery would be unlawful without registration or qualification of the relevant Persons, securities or issue or delivery for such purposes.

6.11

Notices

Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent), as follows, or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

Triant Technologies Inc.

20 Townsite Road

Nanaimo, British Columbia  V9S 5T7

Attention: Secretary

Telecopier No.: (250) 754-2388

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Company), as follows, or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

Computershare Investor Services Inc.

510 Burrard Street

Vancouver, British Columbia  V6C 3B9

Attention: Corporate Trust Department

Telecopier No.: (604) 683-3694

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Company for the Common Shares.  Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

6.12

Costs of Enforcement

The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfil any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce the holder’s rights pursuant to any Rights or this Agreement.

6.13

Successors

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and ensure to the benefit of their respective successors and assigns hereunder.

6.14

Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement.  This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

6.15

Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

6.16

Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.17

Severability

If any section, term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such section, term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining sections, terms and provisions hereof or the application of such section, term or provision to circumstances other than those as to which it is held invalid or unenforceable.

6.18

Effective Date

This Agreement is in full force and effect in accordance with its terms from the date hereof.  If (a) this Agreement is not confirmed by a majority of the votes cast by the holders of the Common Shares of the Company represented in person or by proxy at a meeting of such holders to be held not later than June 30, 2003 who vote in respect of confirmation of this Agreement at such meeting, or (b) this Agreement is not approved by the Toronto Stock Exchange by June 30, 2003, then this Agreement and any then outstanding Rights would be of no further force and effect from that date which is the earliest of (x) the date of such meeting of the holders of the Common Shares of the Company, (y) the date of the Toronto Stock Exchange’s letter or other written communication advising of such non-approval, and (z) June 30, 2003.

6.19

Determinations and Actions by the Board of Directors

The Board of Directors shall have the exclusive power and authority to administer and amend this Agreement in accordance with the terms hereof and to exercise all rights and powers specifically granted to the Board of Directors or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to:

(a)

interpret the provisions of this Agreement, and

(b)

make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to terminate or not to terminate the Rights or to amend the Agreement in accordance with the terms hereof).

All such actions, calculations, interpretations and determinations (including, for purposes of section  below, all omissions with respect to the foregoing) that are done or made by the Board of Directors, in good faith, shall:

(c)

be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other parties, and

(d)

not subject the Board of Directors to any liability to the holders of the Rights Certificates.

6.20

Successor Companies

The Company shall not consummate or permit or suffer to occur any consolidation, amalgamation, merger or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another company (the “Successor Company”) unless the Successor Company resulting from such consolidation, amalgamation, merger or transfer (if not the Company) shall expressly assume, by supplemental agreement in form satisfactory to the Rights Agent and executed and delivered to the Rights Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

6.21

Time of the Essence

Time shall be of the essence in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

The Corporate Seal of

)

TRIANT TECHNOLOGIES INC.

)

was hereunto affixed in the presence of:

)

“Robert Heath”

)

c/s

Authorized Signatory

)

“Mark Stephens”

)

Authorized Signatory

)

The Corporate Seal of COMPUTERSHARE

)

INVESTOR SERVICES INC. was

)

hereunto affixed in the presence of:

)

“Linda Buckley”

)

c/s

Authorized Signatory

)

Bernadette Villarica”

)

Authorized Signatory

)

EXHIBIT A

TRIANT TECHNOLOGIES INC.

RIGHTS AGREEMENT

[Form of Rights Certificate]

Certificate No. _______

______ Rights

THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.  UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION ) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES, OR TRANSFEREES OF AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES, MAY BECOME VOID.

Rights Certificate

This certifies that ______________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of February 21, 2003 (the “Rights Agreement”) between Triant Technologies Inc., a company existing under the laws of British Columbia (“the Company”) and Computershare Investor Services Inc., a trust company incorporated under the laws of Canada (the “Rights Agent”) (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights Agreement) and before the Expiration Time (as such term is defined in the Rights Agreement), one fully paid common share of the Company (a “Common Share”) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise (in the form provided hereinafter) duly executed and submitted to the Rights Agent at its principal office in any of the cities of Vancouver or Toronto.  The Exercise Price shall initially be Cdn.$100 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

This Rights Certificate is subject to all the provisions of the Rights Agreement, which provisions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Company and the holders of the Rights Certificates.  Copies of the Rights Agreement are on file at the registered office of the Company.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered.  If this Rights Certificate is exercised in part, the registered holder is entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

No holder of this Rights Certificate, as such, is entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the Rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate is not valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date:

TRIANT TECHNOLOGIES INC.

By:

___________________________

By:

___________________________

President

Secretary

Countersigned:

COMPUTERSHARE INVESTOR SERVICES INC.

By:

___________________________

Authorized Signature

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate).

FOR VALUE RECEIVED ________________________ hereby transfers unto

__________________________________________________________________________________________________

(Please print name and address of transferee.)

the Rights represented by this Rights Certificate, together with all rights therein, and does hereby irrevocably constitute and appoint _____________________, as attorney, to transfer the within Rights on the books of the Company, with full power of substitution.

Dated:

_____________________

_______________________________

Signature

Signature Guaranteed:

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, or a commercial bank or trust company having an office or correspondent in Canada.

CERTIFICATE

(To be completed if true)

The undersigned party transferring Rights under this Form of Agreement hereby represents for the benefit of all holders of Rights and Common Shares that the Rights evidenced by this Rights Certificate are not and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof.  Capitalized terms have the meaning ascribed thereto in the Rights Agreement.

____________________________________

Signature

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(To be attached to each Rights Certificate)

FORM OF ELECTION TO EXERCISE

(To be exercised by the registered holder if such holder desires to exercise the Rights Certificate.)

TO:

__________________________

The undersigned hereby irrevocably elects to exercise _________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares or other securities, if applicable, issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

__________________________________________________________________________________________________

(Name)

__________________________________________________________________________________________________

(Address)

__________________________________________________________________________________________________

(City and Province)

__________________________________________________________________________________________________

Social Insurance Number or other taxpayer identification number.

If such number of Rights are not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

__________________________________________________________________________________________________

(Name)

__________________________________________________________________________________________________

(Address)

__________________________________________________________________________________________________

(City and Province)

__________________________________________________________________________________________________

Social Insurance Number or other taxpayer identification number.

Dated:  _______________________

______________________________

Signature

Signature Guaranteed:

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

Signature must be guaranteed by a member firm of a recognized stock exchange in Canada or a commercial bank or trust company having an office or correspondent in Canada.

CERTIFICATE

(To be completed if true)

The undersigned party exercising Rights under this Form of Election to Exercise hereby represents for the benefit of all holders of Rights and Common Shares that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof.  Capitalized terms shall have the meaning ascribed thereto in the Rights Agreement.

__________________________________

Signature

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(To be attached to each Rights Certificate)